UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2012

Cole Credit Property Trust IV, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-169533 (1933 Act)	27-3148135
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2012, Lawrence S. Jones and Marc T. Nemer were each elected to the board of directors of Cole Credit Property Trust IV, Inc. (the “Company”, “we”, or “our”) by the Company’s sole stockholder.

Lawrence S. Jones was elected to serve as an independent director of the Company.  Mr. Jones has served as a director of the Company and as the chairman of its audit committee since March 2012.  Mr. Jones served as the managing director of Encore Enterprises, Inc. Equity Funds, a real estate development company, from August 2008 to April 2010. Previously, he served as a senior audit partner with PricewaterhouseCoopers LLP from September 1999 to July 2007, where he was the financial services industry leader for the Dallas and Houston markets from September 1999 to July 2006, and the firm’s representative to the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT) from 1999 to 2007. Prior to joining PricewaterhouseCoopers LLP, Mr. Jones served from March 1998 to June 1999 as executive vice president and treasurer of Wyndham International, Inc., an upscale and luxury hotel operating company. Mr. Jones began his career in 1972 at Coopers & Lybrand, a predecessor of PricewaterhouseCoopers LLP, and served as the partner in charge of Coopers & Lybrand’s national real estate investment trust (REIT) practice from 1992 until March 1998. From July 1982 to June 1984, Mr. Jones served as a professional accounting fellow with the Office of the Chief Accountant of the Securities and Exchange Commission in Washington, D.C.  Mr. Jones has previously served as a director of the Dallas Arts District Alliance and is currently a member of the Dallas Park and Recreation Board, the National Association of Corporate Directors, NAREIT, the Urban Land Institute (ULI) and the American Institute of Certified Public Accountants.  Mr. Jones is a past-president of the Haas School of Business Alumni Association (University of California at Berkeley). He served as an independent director of Moody National REIT I, Inc. from March 2010 to February 2012.  Mr. Jones received a B.A. degree in Economics and Corporate Finance from the University of California at Berkeley and a Master’s Degree in Corporate Finance from the UCLA Anderson School of Management.

Marc T. Nemer has served as chief executive officer of our advisor, Cole REIT Advisors IV, LLC, since June 2011 and as its president since its formation in July 2010. He has served as the president, secretary and treasurer of Cole Capital Corporation, the dealer manager for our public offering, since January 2008. The Company has entered into agreements with its advisor and dealer manager pursuant to which the Company compensates these entities for the services provided under the respective agreements.  Mr. Nemer also serves as chief executive officer and president of Cole Holdings Corporation (d/b/a Cole Real Estate Investments), the parent company of our advisor and dealer manager, and as chief executive officer for other Cole affiliates.  Mr. Nemer also serves on the boards of directors of Cole Credit Property Trust, Inc., Cole Credit Property Trust III, Inc., Cole Corporate Income Trust, Inc. and Cole Real Estate Income Strategy (Daily NAV), Inc.   Prior to joining Cole in February 2006, Mr. Nemer was an attorney with the international law firm Latham & Watkins LLP, where he specialized in securities offerings (public and private), corporate governance, and mergers and acquisitions from July 2000 until February 2006. Prior to that, Mr. Nemer worked at the international law firm Skadden, Arps, Slate, Meagher & Flom LLP, where he worked as an attorney in a similar capacity from August 1998 until July 2000. Mr. Nemer earned a J.D. from Harvard Law School in 1998 and a B.A. from the University of Michigan in 1995.

Pursuant to a formal policy previously adopted by the Company’s board of directors, as an independent director Mr. Jones will receive a retainer of $50,000 per year, plus an additional retainer of $7,500 per year for serving as chairman of the audit committee. In addition, he will receive $2,000 for each board of directors meeting and $2,500 for each audit committee meeting that he attends in person, and $250 for each meeting of our board of directors or audit committee that he attends by telephone.  In the event that there is a meeting of our board of directors and a meeting of our audit committee on a single day, the meeting fees paid to Mr. Jones will be limited to $3,000 per day.  All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of our board of directors. Due to Mr. Nemer’s employment with our advisor and certain of its affiliates, we will not compensate him for his services rendered as a director.

Item 5.07	Submission of Matters to a Vote of Security Holders

On March 1, 2012, Cole Holdings Corporation, the sole stockholder of the Company, elected Lawrence S. Jones and Marc T. Nemer to the Company’s board of directors, to serve until the Company’s next annual meeting of stockholders and until their respective successors are duly elected and qualified.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 7, 2012	COLE CREDIT PROPERTY TRUST IV, INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Vice President of Accounting Principal Accounting Officer